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                                                                    EXHIBIT l(1)

                               PURCHASE AGREEMENT

                  Counsellors New York Tax Exempt Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Counsellors Securities Inc. (Counsellors Securities"), a corporation organized under the laws of the State of New York, hereby agree as follows:

                  1. The Fund offers Counsellors Securities and Counsellors Securities hereby purchases 100,000 shares of the Fund having a par value of $.001 per share (the "Shares") at a price of $1.00 per Share. Counsellors Securities hereby acknowledges receipt of one certificate representing the 100,000 Shares and the Fund hereby acknowledges receipt from Counsellors Securities of $100,000.00 in full payment for the Shares.

                  2. Counsellors Securities represents and warrants to the Fund that the Shares are being acquired for investment purposes and not for the purpose of distributing them.

                  3. Counsellors Securities agrees that if it redeems any Shares before five years after the date of this Agreement, it will pay to the Fund an amount equal to the number resulting from multiplying the Fund's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed and the denominator of which is equal to the aggregate number of Shares outstanding at the time of such redemption.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 17th day of April, 1985.

                                           COUNSELLORS NEW YORK TAX EXEMPT FUND,
                                           INC.

                                           By: /s/Stuart M. Goode
                                               ------------------
                                                  Stuart M. Goode
                                                  President

ATTEST:
/s/Arnold Reichman
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   Secretary

                                            COUNSELLORS SECURITIES, INC.

                                            By: /s/signature illegible
                                                ----------------------

ATTEST:
/s/Arnold Reichman
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